As filed with the U.S. Securities and Exchange Commission on September 8, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YOSHIHARU GLOBAL CO.

(Exact name of Registrant as specified in its charter)

Delaware	5812	87-3941448
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(714) 694-2403

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James Chae

Chief Executive Officer

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(714) 694-2403

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew Ogurick, Esq. K&L Gates LLP 599 Lexington Avenue New York, New York 10022 Tel: (212) 536-4085	Nimish Patel Blake Baron Mitchell Silberberg & Knupp LLP 2049 Century Park East, 18th Floor Los Angeles, CA 90067 (310) 312-3102

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-262330)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of 563,500 additional shares of Common Stock of Yoshiharu Global Co. (the “Registrant”), 28,175 additional representative warrants and 28,175 additional shares of Common Stock underlying representative warrants. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-262330) (the “Prior Registration Statement”), initially filed by the Registrant on January 25, 2022, as amended, and declared effective by the Securities and Exchange Commission (the “Commission”) on September 8, 2022. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of K&L Gates LLP.*
23.1	Consent of Auditor.*
23.2	Consent of K&L Gates LLP (included on Exhibit 5.1).*
24.1

Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-262330) initially filed with the Commission on January 25, 2022 and incorporated by reference herein)**

107	Fee calculation table*

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brea, State of California, on the 8th day of September 2022.

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chairman of the Board of Directors, President and Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Chae	Chairman of the Board of Directors, President, Chief
James Chae	Executive Officer and Principal Executive Officer	September 8, 2022

/s/ *	Chief Financial Officer, Treasurer and Secretary,	September 8, 2022
Soojae Ryan Cho	Principal Financial and Accounting Officer

/s/ *	Director	September 8, 2022
Jay Kim

/s/ *	Director	September 8, 2022
Helen Lee

/s/ *	Director	September 8, 2022
Yusil Yeo

*By:	/s/ James Chae
Name:	James Chae
Title:	Attorney-in-fact